Exhibit 10.14

SECURED PROMISSORY NOTE AND PLEDGE AGREEMENT

THIS SECURED PROMISSORY NOTE AND PLEDGE AGREEMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

$8,753,744.21	January 13, 2025

FOR VALUE RECEIVED, BurTech LP LLC, a Delaware limited liability company (the “Borrower”), hereby unconditionally promises to pay as set out hereunder, on behalf of, and if required hereunder in the case of an Event of Default (as defined below), to, Burtech Acquisition Corp., a Delaware corporation, or its successors and permitted assigns (including Blaize Holdings, Inc. following Closing (as defined herein) (the “Lender”), a principal amount of Eight Million Seven Hundred Fifty-Three Thousand Seven Hundred Forty-Four and 21/100 Dollars ($8,753,744.21), upon the terms and conditions set forth in this Secured Promissory Note and Pledge Agreement (as may be amended, modified or supplemented from time to time, this “Note”).

1.	Acquiror and Company Transaction Expenses; Note Amount; Payments and Reductions.

a. (i) This Note is issued pursuant to the agreement of the Lender and the Borrower in connection with certain obligations set out in the Agreement and Plan of Merger, dated as of December 22, 2023, by and among Lender, BurTech Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Lender, Blaize, Inc., a Delaware corporation (“Blaize”), and for the limited purposes set forth therein, Burkhan Capital LLC, a Delaware limited liability company (as amended on April 22, 2024, October 24, 2024 and November 21, 2024, the “Merger Agreement”), such that notwithstanding Section 11.6 of the Merger Agreement, the Borrower and the Lender, inter alia, have agreed under that certain Letter Agreement dated December 31, 2024 (the “Dec 31 Letter Agreement”), that certain Acquiror Transaction Expenses and Company Transaction Expenses (each as defined in the Merger Agreement) payable at Closing (as defined in the Merger Agreement) by the Lender as set forth in Exhibit A attached to the Dec 31 Letter Agreement will instead become the responsibility of, and payable by, the Borrower (the “Covered Expenses”). Certain of the Covered Expenses shall be paid via liquidation of the Trust Account (as defined in the Merger Agreement) and disbursement of the amounts therein on or about Closing to certain payees, with the balance of the Covered Expenses after such payments set forth on Exhibit A attached hereto (the “Remaining Covered Expenses”) immediately across from the name of the applicable payee (each a ”Payee”). The principal amount of Eight Million Seven Hundred Fifty- Three Thousand Seven Hundred Forty-Four and 21/100 Dollars ($8,753,744.21) due under this Note reflects the aggregate amount of the Remaining Covered Expenses.

(ii) Each time that the Borrower or an affiliate of Borrower pays to Payee(s) any amount with respect to applicable Remaining Covered Expenses, the Borrower shall promptly notify the Lender in writing of the same and attach to such notice evidence of the successful transfer of the relevant amounts via wire transfer or ACH to the account of such Payee(s) (each such paid amount being a “Borrower Paid Covered Expenses”), and the principal amount of this Note shall automatically be reduced by the amount of such Borrower Paid Covered Expenses with no further signature or action required by the Borrower or the Lender and shall deliver such Amended Note to the Borrower.

(iii) In the event that any Payee (other than Lender) demands payment from Lender on or after the Closing but prior to the Expense Payment Deadline (as defined below), the Borrower and the Lender shall each use commercially reasonable best efforts to cause Payee to agree to a reduction in the amount due to it with respected to the Remaining Covered Expenses applicable to such Payee and an extension of the timeline for payment of such amount or reduced amount (as applicable). For the avoidance of doubt, if such Payee agrees to a reduction in the amount of such applicable Remaining Covered Expenses as evidenced in a writing signed by such Payee and delivered to Lender, then Section 1(a)(iv) shall apply and this Note shall be amended and restated to reflect such reduced amount with no further signature or action required by the Borrower or the Lender. If following the completion of such efforts by the Borrower and Lender, Lender or an affiliate of Lender is required to pay to such Payee such Remaining Covered Expenses prior to the Expense Payment Deadline for any reason, including, but not limited to, a failure of the Borrower to pay such Remaining Covered Expenses to the Payee at the time they become due pursuant to any engagement letter or other agreement (including as set forth above in this Section 1(a)(iii)) between the Borrower and such Payee (such payment, a “Paid Remaining Covered Expense”), Borrower shall have ninety (90) calendar days after the date on which payment of such Paid Remaining Covered Expense is made by Lender or its affiliate to such Payee (the last day of such ninety (90) day period being the “Lender Payment Reimbursement Date”) to reimburse Lender in immediately available cash in full the amount of such Paid Remaining Covered Expense. Following payment by the Borrower of any reimbursement to Lender pursuant to this Section 1(a)(iii), the amount of such reimbursement shall constitute a Borrower Paid Covered Expense for purposes of this Note, and the principal amount of this Note shall automatically be reduced by the amount of the reimbursement received by Lender with no further signature or action required by the Borrower or the Lender.

(iv) In the event that any of the Payees agrees to a reduction in the amount due to it with respect to the Remaining Covered Expenses, as evidenced in a writing signed by the applicable Payee and delivered by the Borrower to the Lender (each a “Reduced Payment Amount”), then the Lender shall amend and restate this Note (an “Amended Note”) to bear a reduced principal amount taking into account such Reduced Payment Amount with no further signature or action required by the Borrower or the Lender and shall deliver such Amended Note to the Borrower.

(v) For certainty, all of the Borrower and the Lender’s rights, obligations, covenants, representations and warranties contained in this Note shall remain unchanged and shall remain in full force and effect under an Amended Note which shall only amend this Note pursuant to this Section 1(a) to reflect Reduced Payment Amounts; provided, however, that any other terms in an Amended Note that deviate from those contained in this Note shall be null and void unless such Amended Note is executed by both the Borrower and the Lender.

b. The Borrower promises to pay to the Lender, beginning on the Maturity Date, interest at a rate equal to 7% per annum with annual compounding, compounded on December 31 of each year this Note remains outstanding, regarding the remaining principal amount of the Note as at the Maturity Date, until such remaining principal amount is paid. Interest will be computed on the basis of a 365-day or 366-day year, as appropriate, for the actual days elapsed.

c. Any remaining obligations under this Note shall be due and payable in full upon an Event of Default (as defined below) (the “Maturity Date”).

d. All payments received by the Lender hereunder in the case of an Event of Default will be applied: (i) first, to the cost of collection of any amounts due under this Note, or any other reasonable fees and reasonable expenses of Lender incurred in connection with the collection or enforcement of this Note, (ii) next, to accrued but unpaid interest with respect to this Note; and (iii) thereafter, the balance to principal of this Note. All payments due and payable hereunder shall be made free and clear of any taxes, encumbrances or offsets and the Borrower hereby waives all right under law to set off any amounts owed hereunder. Amounts borrowed and repaid may not be reborrowed.

2.	Security; New Blaize Share Issuances.

a. The Borrower holds 2,000,000 shares of Class A Common Stock, par value $0.0001 per share, of the Lender, which will become shares of Common Stock, par value $0.0001 per share (“New Blaize Shares”), of Blaize Holdings, Inc. (“New Blaize”) in connection with the Closing (the “Designated Shares”). The Borrower hereby pledges to the Lender, and grants to the Lender a first priority security interest in and continuing lien on all of the Borrower’s right, title and interest in, to and under the Designated Shares held directly or indirectly by the Borrower, together with all dividends, distributions, interest, profits, premiums, income, proceeds and products of and from any and all of the foregoing (collectively, the “Pledged Collateral”), and the acceptance of the Pledged Collateral for purposes of this Note, will be deemed to waive any transfer restrictions that may cover the Pledged Collateral pursuant to that certain Letter Agreement, dated December 10, 2021 by and among the Lender, the Borrower and its officers and directors (the “Letter Agreement”). For the avoidance of doubt, until such time as the Lender exercises its rights with respect to the Pledged Collateral, all economic burdens and benefits of ownership with respect to the Pledged Collateral, including any such aforementioned transfer restrictions, the right to appreciation, the risk of loss and the right to receive dividends, are retained by the Borrower, but shall be subject to Section 1 above.

b. This Note secures, and the Pledged Collateral is security for the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all obligations of the Borrower of any kind under or in connection with this Note.

c. Any certificates evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Lender. All Pledged Collateral so delivered shall be accompanied by duly executed instruments of transfer or assignment in blank, and in form and substance satisfactory to the Lender. If any of the Pledged Collateral constitutes an uncertificated security (as defined in the Uniform Commercial Code), the Borrower shall cause the issuer thereof to agree in writing with the Borrower and the Lender that such issuer will comply with instructions originated by the Lender without further consent of the Borrower, such agreement to be in form and substance reasonably satisfactory to Lender. If any of the Pledged Collateral is currently not certificated but later becomes certificated, the Borrower shall immediately deliver to the Lender all such certificates evidencing the Pledged Collateral, together with by duly executed instruments of transfer or assignment in blank, and in form and substance reasonably satisfactory to the Lender.

d. This Note shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until the satisfaction of all obligations under this Note. Upon the earlier of (i) Borrower’s payment of all Remaining Covered Expenses (as reduced from time to time by any Reduced Payment Amounts) to the Payees and delivery of a written notice to the Lender confirming the same (collectively, the “Repayment Event”), and (ii) satisfaction of all obligations under this Note, the security interest granted hereby shall automatically terminate hereunder and all rights to the Pledged Collateral shall revert to the Borrower.

e. Pursuant to the Dec 31 Letter Agreement, promptly following the execution of this Note and at Closing, in consideration for its entry into this Note, the Lender shall issue to the Borrower 750,000 shares of Common Stock, par value $0.0001 per share of New Blaize, as further described in the Dec 31 Letter Agreement (the “Subscribed Shares”).

f. The Borrower agrees, from time to time and at its expense, that it shall promptly execute and deliver and file or cause to be filed of record all financing statements, amendments thereto or other further instruments and documents, and take all further action, that may be reasonably necessary, or that the Lender may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to the Pledged Collateral. Should the Borrower fail to do so, the Lender is authorized to file or cause to be filed, and if applicable sign any such financing statements or other documents as the Borrower’s agent to the extent permitted by law and to advance such reasonable costs related thereto, the payment of which shall be secured by the lien created by this Note. The Borrower further agrees that a photocopy or other reproduction of this Note or of a financing statement is sufficient as a financing statement. Borrower represents and warrants that its exact legal name and principal residence are as set forth on the signature pages hereto. The Borrower agrees that it shall not change its legal name or principal residence except upon prior written notice thereof to Lender, and shall file or cause to be filed of record all financing statements or amendments thereto as may be reasonably necessary to maintain the validity, perfection and priority of the security interest granted hereby as a result of such change.

g. The Borrower agrees not to: (i) directly or indirectly (whether by act, omission, or operation of law), Transfer any of the Pledged Collateral (other than the pledge pursuant to this Note); (ii) create or permit to exist any pledge upon or with respect to any of the Pledged Collateral except pursuant to this Note; (iii) create, incur, assume or suffer to exist any indebtedness or liability that is secured by the Pledged Collateral; or (iv) enter into any other contractual obligations which may restrict or inhibit the Lender’s rights or ability to sell or otherwise dispose of the Pledged Collateral or any part thereof.

h. The Borrower hereby appoints the Lender as the Borrower’s attorney-in-fact effective upon the occurrence and during the continuance of an Event of Default, with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time in the Lender’s discretion to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Section 2, including, without limitation, to receive, indorse and collect all instruments made payable to the Borrower representing any distribution in respect of the Pledged Collateral or any part thereof.

i. The Lender shall have the right, at any time in its discretion following the occurrence of an Event of Default, to transfer to or to register in the name of the Lender or any of its nominees any or all of the Pledged Collateral, including by instruction to the Lender’s transfer agent, without further action or consent by, or notice to, the Borrower.

j. Borrower represents and warrants as follows:

1.	The Borrower is the sole record and beneficial owner of, and possesses legal title to, the Pledged Collateral.

2.

Pursuant to this Note, the Lender has a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the principal of and the interest on the Note and the performance of Borrower’s obligations pursuant to this Note.

3.

No consent of any other party (including, without limitation, any creditor of the Borrower) and no governmental approval is required either (i) for the pledge by the Borrower of the Pledged Collateral pursuant to this Note or for the execution, delivery or performance of this Note by Borrower or (ii) for the exercise by the Lender of the voting or other rights provided for in this Note or the remedies in respect of the Pledged Collateral pursuant to this Note (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

4.

The Pledged Collateral is free of all other encumbrances, liens, security interests or defenses other than pursuant to this Note, or as the Lender or its affiliates may have otherwise placed or caused to be placed on the Pledged Collateral, and Borrower will not further encumber the Pledged Collateral without the prior written consent of Lender.

5.	Borrower will pay the principal sum of the Note, together with accrued interest (if applicable), at the times and in the manners provided in this Note.

6.	On and as of the date any property becomes Pledged Collateral, the foregoing representations and warranties shall apply to such additional Pledged Collateral.

7.

This Note has been duly authorized, validly executed and delivered by the Borrower. Assuming the due authorization, execution and delivery of the same by the Lender, this Note shall constitute the valid and legally binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

8.

Borrower (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act), or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements, (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Borrower is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and Borrower has sole investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Borrower is not an entity formed for the specific purpose of acquiring the Subscribed Shares.

9.

Borrower acknowledges and agrees that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act. Borrower acknowledges and agrees that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Borrower absent an effective registration statement under the Securities Act, except (i) to the Lender or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of clauses (i)-(ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Subscribed Shares shall contain a restrictive legend to such effect. Borrower acknowledges and agrees that the Subscribed Shares will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, Borrower may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time . The Borrower acknowledges and agrees that the Subscribed Shares will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year following the filing by Lender of certain required information with the Commission after the Closing Date. Borrower acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares. Notwithstanding the foregoing, it is acknowledged and agreed by Lender that under the Dec 31 Letter Agreement, Lender is required to within thirty (30) days of the Closing Date (as defined in the Merger Agreement), file a general “registration statement” covering the resale by the Borrower of the Subscribed Shares in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such securities by the Borrower under Rule 415 at the then prevailing market prices, and shall take all reasonable steps to get the registration statement declared effective as soon as possible.

10.

Borrower acknowledges that it is aware that there are substantial risks incident to the ownership of the Subscribed Shares,. The Borrower has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and the Borrower has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Borrower has considered necessary to make an informed investment decision. The Borrower acknowledges and agrees that neither the Lender nor any of its affiliates has provided any tax advice to the Borrower or made any representations or warranties or guarantees to the Borrower regarding the tax treatment of its investment in the Subscribed Shares. Borrower (i) is an institutional account as defined in FINRA Rule 4512(c) or an “accredited investor” as defined in Rule 501(a) under the Securities Act, (ii) is a sophisticated investor, experienced in investing in private equity transactions and current or former special purpose acquisition companies and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the Subscribed Shares.

11.

The Borrower has analyzed and fully considered the risks of the Subscribed Shares and determined that the Subscribed Shares are suitable for the Borrower and that the Borrower is able at this time and in the foreseeable future to bear the economic risk of a total loss. The Borrower acknowledges specifically that a possibility of total loss exists.

12.

The Borrower understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

13.

Neither the Borrower nor any of its affiliates, officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function is (i) a person (including individual or entity) that is the target of economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant governmental authorities, including, but not limited to those administered by the U.S. government through the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, or His Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”), (ii) a person or entity listed on the List of Specially Designated Nationals and Blocked Persons administered by OFAC, or in any Executive Order issued by the President of the United States and administered by OFAC, or any other any Sanctions- related list of sanctioned persons maintained by OFAC, the Department of Commerce or the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, or the United Kingdom (collectively, “Sanctions Lists”), (iii) organized, incorporated, established, located, resident or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, Afghanistan, the Crimea, the so-called Donetsk People’s Republic, or the so-called Luhansk People’s Republic regions of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, or the United Kingdom; (iv) directly or indirectly owned or controlled 50% or more by, or acting on behalf of, any such person or persons described in any of the foregoing clauses (i) through (iv); or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, (i) through (v), a “Prohibited Investor”). The Borrower agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided that the Borrower is permitted to do so under applicable law. The Borrower represents that (i) if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Borrower maintains policies and procedures to ensure compliance with its obligations under the BSA/PATRIOT Act, and (ii) to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with the anti-money laundering-related laws administered and enforced by other governmental authorities. Borrower also represents that it maintains policies and procedures reasonably designed to ensure compliance with Sanctions.

14.

No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Lender as a result of the issuance of the Subscribed Shares hereunder, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Lender as a result of the issuance of Subscribed Shares hereunder.

15.

The Borrower acknowledges having received and read the Risk Factors included in the proxy statement filed with respect to the transactions contemplated by the Merger Agreement and Lender’s other publicly available filings with the SEC.

3.	Events of Default.

a. Each of the following events shall constitute an “Event of Default” hereunder:

(i) the Borrower’s failure to pay the Remaining Covered Expenses (as reduced from time to time by Reduced Payment Amounts) to the Payees by ninety (90) days after the date that the Subscribed Shares are registered and listed for trading on Nasdaq Global Market (such date, the “Expense Payment Deadline”);

(ii) the Borrower’s failure to reimburse Lender by the Lender Payment Reimbursement Date with respect to a Paid Remaining Covered Expense;

(iii) the Borrower fails to perform or observe in any material respect any covenant or other agreement contained in this Note, on the one hand, and the Lender, on the other hand, and if such failure is curable as determined reasonably by the Lender in good faith, such failure has not been cured within twenty (20) days written notice from the Lender, or any representation, warranty or statement made by the Borrower in this Note was inaccurate or untrue in any material respect when made;

(iv) the Borrower asserts, supports another’s assertion or fails to refute the assertion that the Borrower’s obligations under this Note are invalid (in whole or in part) or that the security interest granted pursuant to this Note are invalid, subordinated, or otherwise impaired in any way;

(v) the Lender shall fail to have a first priority perfected security interest in and first priority lien on the Pledged Collateral, other than a failure that results solely from the Lender’s action or inaction, and such failure has not been cured within thirty (30) days written notice from the Lender;

(vi) the Borrower becomes insolvent or admits in writing its inability or refusal to pay the Borrower’s debts as they become due or Borrower fails to pay any debt of Borrower that is $10,000 individually or $25,000 in the aggregate as such debt becomes due;

(vii) the Borrower commences any case or other proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for the Borrower or for all or any part of the Borrower’s property, or shall take any action to authorize any of the foregoing; or

(viii) any case or proceeding is commenced against the Borrower to have an order for relief entered against the Borrower under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking other similar official relief for the Borrower or any part of the Borrower’s property, and such case or proceeding (x) results in the entry of an order for relief against the Borrower which is not fully stayed within twenty (20) days after the entry thereof, (y) is not dismissed within ninety (90) days of commencement or (z) is consented to or acquiesced in by the Borrower.

b. Upon the occurrence of an Event of Default (other than with respect to subsections (vi), (vii) and (viii) immediately above) and at any time thereafter during the continuance of such Event of Default, the Lender may declare all amounts due under this Note (including, without limitation, the aggregate principal amount outstanding hereunder and all accrued and unpaid interest and all of the Lender’s costs and expenses of enforcing this Note) immediately due and payable, without presentment, demand, protest, and notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived by the Borrower. In the case of an Event of Default referenced in subsections (vi), (vii) or (viii) above, all amounts due under this Note (including, without limitation, the aggregate principal amount outstanding hereunder and all accrued and unpaid interest and all of the Lender’s costs and expenses of enforcing this Note) shall automatically and immediately become due and payable to the Lender, without presentment, demand, protest, and notice of acceleration, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived by the Borrower. The Lender shall have all remedies available to itself in law or equity, including, but not limited to, those remedies available pursuant to this Note.

4.	Recourse.

This Note represents a full recourse obligation of the Borrower with respect to the Remaining Covered Expenses identified in Section 1(a) (collectively, the “Recourse Amount”). If, for any reason, the Borrower fails to pay the full amount of the Recourse Amount to the Payees as due hereunder and the net cash proceeds of any sale or other disposition of the Pledged Collateral are insufficient to cover the full amount remaining due in respect of the Recourse Amount, the Borrower shall be personally liable for 100% of all remaining unpaid Recourse Amount. Notwithstanding any other provision herein, all payments made by the Borrower to the Lender shall be first applied to any outstanding balance of the Recourse Amounts.

5.	Certain Waivers, Consents and Agreements.

The Borrower hereby: (a) waives presentment, demand, protest, suretyship defenses and defenses in the nature thereof; (b) waives any defenses based upon and specifically assents to any and all extensions and postponements of the time for payment, amendments, modifications, changes in terms and conditions and all other indulgences and forbearances which may be granted by the holder to any party now or hereafter liable hereunder or for the indebtedness evidenced hereby; (c) agrees to any substitution, exchange, release, surrender or other delivery of any security or collateral now or hereafter held hereunder and to the addition or release of any other party or person primarily or secondarily liable; (d) agrees that if any security or collateral given to secure this Note or the obligations evidenced hereby shall be found to be unenforceable in full or to any extent, or if the Lender or any other party shall fail to duly perfect or protect such collateral, the same shall not relieve or release any party liable hereon or thereon nor vitiate any other security or collateral given for any obligations evidenced hereby or thereby; (e) agrees to pay all costs and expenses incurred by the Lender or any of the Lender’s affiliates or any other holder of this Note in connection with the collection of the obligations evidenced hereby, including, without limitation, all reasonable attorneys’ fees and costs, for the collection of the obligations evidenced hereby and the enforcement of rights and remedies hereunder, whether or not suit is instituted; (f) waives any defenses based upon the validity or enforceability of this Note against the Borrower; and (g) consents to all of the terms and conditions contained in this Note and all other instruments hereafter executed evidencing or governing all or any portion of the security or collateral for the obligations under this Note.

6.	Indemnification.

The Borrower will indemnify, defend and hold harmless the Lender from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, “Lender Losses”) arising out of or in connection with Borrower’s breach of the representations and warranties in this Note and the Lender’s execution and performance of this Note, in each case as such Lender Loss is suffered or incurred; provided, that in the event that any such Lender Loss is finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Lender, the Lender will reimburse the Borrower the amount of such indemnified Lender Loss to the extent attributable to such gross negligence or willful misconduct.

7.	Delay Not A Bar.

No delay or omission on the part of the holder in exercising any right hereunder or any other instrument or agreement now or hereafter executed in connection herewith, or any agreement or instrument which is given or may be given to secure the obligations evidenced hereby, or any other agreement now or hereafter executed in connection herewith or therewith shall operate as a waiver of any such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to or waiver of the same or of any other right on any future occasion.

8.	Severability.

If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.	Usury.

The Borrower shall not be obligated to pay, and the Lender shall not collect, interest at a rate higher than the maximum permitted by applicable law or the maximum that will not subject the Lender to any civil or criminal penalties. If, because of the acceleration of maturity, the payment of interest in advance or any other reason, the Borrower is required to pay interest at a rate in excess of such maximum rate, the rate of interest under such provision shall immediately and automatically be reduced to such maximum rate and any payment made in excess of such maximum rate, together with interest thereon at the rate provided herein from the date of such payment, shall be immediately and automatically applied to the reduction of the unpaid principal balance of this Note as of the date on which such excess payment was made. If the amount to be so applied to reduction of the unpaid principal balance exceeds the unpaid principal balance, the amount of such excess shall be refunded by the Lender to the Borrower.

10.	Notices.

All notices, requests, demands, waivers and other communications required or permitted to be given under this Note shall be in writing and be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next- day or overnight mail or delivery or (d) sent by electronic mail (so long as the sender of such electronic mail does not receive an automatic message from the recipient’s email server indicating that the recipient did not receive such electronic mail), as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof): (i) if to the Borrower, at the Borrower’s address as set forth on the signature page, or at such other address as the Borrower shall have furnished to the Lender in writing, or (ii) if to the Lender, at the Lender’s address as set forth below, or at such other address as the Lender shall have furnished to the Borrower in writing. All such notices, requests, demands, waivers and other communications shall be deemed to have been received by (w) if by personal delivery, on the day delivered, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by electronic mail, at the time indicated in such sent email (but only so long as the sender of such electronic mail does not receive an automatic message from the recipient’s email server indicating that the recipient did not receive such electronic mail):

If to the Lender:

4659 Golden Foothill Parkway, Suite 206

El Dorado Hills, CA 95762

Attention: Chief Executive Officer

with a copy to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Attention: Brian Patterson

Email: brian.patterson@lw.com

If to the Borrower, to the applicable address indicated on the Borrower’s signature page hereto.

11.	Replacement Documents.

Upon receipt of an affidavit of the Lender as to the loss, theft, destruction, or mutilation of this Note and, in the case of any such destruction or mutilation, upon surrender (to the extent possible) and cancellation of this Note, the Borrower will issue, in lieu thereof, a replacement Note in the same principal amount thereof and otherwise of like tenor.

12.	Governing Law; Waiver of Jury Trial.

This Note shall be governed and construed and the rights and liabilities of the parties hereto shall be determined in accordance with the internal laws of the State of Delaware, without regard to the conflict of laws principles thereof. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO

HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS NOTE AND TRANSACTIONS CONTEMPLATED HEREBY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

13.	Confidentiality.

The Borrower acknowledges and agrees that this Note, the existence hereof and all terms of this Note are confidential and, without the prior written consent of the Lender, may not be disclosed in any manner or form to any person, other than (a) as required by applicable law (so long as the Borrower provides the Lender with prompt written notice of such requirement, to the extent not prohibited by law, and cooperates with the Lender to obtain an appropriate protective order, minimize the required disclosure and obtain reasonable assurance that any information will be accorded confidential treatment), (b) as necessary to enforce this Note in accordance with the terms hereof or (c) to the Borrower’s attorney, financial advisor, and/or tax advisor (if any) on a need-to-know basis (provided such person is advised of the confidential nature of the information provided and agrees to hold such information in confidence and the Borrower shall be liable for any further disclosure or other use of such information by any person referred to in this clause (c)).

14.	No Oral Change; Assignment.

Except as set forth in Section 1 with respect to the Amended Note, this Note may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought. In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealing, or the like be effective to amend, terminate, extend or otherwise modify this Note. Neither this Note nor any obligations or duties hereunder may be sold, assigned or delegated by the Borrower without the prior written consent of the Lender. This Note may not be sold, assigned or delegated by the Lender without the prior written consent of the Borrower; provided, however, that the Borrower’s consent shall not be required for a sale, assignment or delegation of this Note by the Lender to any of its affiliates.

15.	Survival of Provisions.

All representations, warranties and covenants of the Borrower contained herein shall survive the execution and delivery of this Note, and shall terminate only upon the full and final payment and performance by the Borrower of its indebtedness and obligations secured hereby.

16.	Rights of the Lender.

This Note and the rights and remedies provided for herein may be enforced by the Lender or any subsequent holder hereof. Wherever the context permits each reference to the term “holder” herein shall mean and refer to the Lender or the then subsequent holder of this Note.

17.	Counterparts.

This Note may be executed in two or more counterparts, which may be delivered by facsimile or .pdf copy, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Signature page follows].

IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed as of the date first set forth above.

BORROWER:

BURTECH LP LLC

By:	/s/ Shahal Khan
Name: Shahal Khan
Title: Senior Managing Member

Address:
5601 Arbor Lane
Coral Gables, FL 33156 Email: shahal@burkhan.world

LENDER:

BURTECH ACQUISITION CORP.

By:	/s/ Shahal Khan
Name: Shahal Khan
Title: Chief Executive Officer

[Signature Page to Secured Promissory Note and Pledge Agreement]